EXHIBIT 4.44


                                ADATOM.COM, INC.

                             SUBSCRIPTION TO SHARES
                             ----------------------

       The undersigned  hereby subscribes to 150,000 shares of the common stock,

par value $0.01,  (the "Shares"),  of ADATOM.COM,  INC., a Delaware  corporation

(the  "Corporation"),  and agrees to pay  therefor  the sum of $100,000  Dollars

($0.67) per share, payable in cash.

       The undersigned hereby warrants and represents to and agrees with the Corporation that:
                         1. The undersigned is aware that the Shares have not been registered under either federal or state securities laws in reliance on certain exemptions contained therein.

                         2. The undersigned is purchasing the Shares as an investment and not with a view to distribution or resale thereof

                         3. The  undersigned is aware of the kind of information
                that would be available in a registration statement filed under the provisions of the Securities Act of 1933.

                         4. The  undersigned  has had access to the same kind of
                information about the Corporation that would be available in such a registration statement and to additional information necessary to verify the accuracy of such information.

                         5. The undersigned has such knowledge and experience in
                financial and business matters that the undersigned is able to evaluate the merits and risks of this investment and to bear the economic risks of this investment.

                         6. The  undersigned  shall  indemnify and save harmless
                the Corporation, its officers, directors, promoters, incorporator, employees and agents from any and all liabilities, claims, demands, suits or other proceedings arising out of any breach or alleged breach of the foregoing warranties and representations.


       The certificate evidencing the Shares shall bear the following legend in conspicuous type:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

       The Corporation will mail to the shareholder a copy of the express terms of the shares represented by this certificate, and of the other class or classes and series of shares, if any, which the Corporation is authorized to issue, without charge, within five days after receipt of a written request therefor.


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


       IN WITNESS WHEREOF,  the undersigned has hereunto subscribed  his name as of this 14 day of September, 2000.

                                    JESUP AND LAMONT GROUP HOLDINGS, INC.
                                    ------------------------------------
                                    Printed Name of Subscriber


                                    /s/ HOWARD CURD
                                    ------------------------
                                    Signature of Subscriber


                                    Address:

                                    650 5TH AVE, 3RD FLOOR
                                    ------------------------
                                    NEW YORK   NY 10019
                                    ------------------------

                                    Social Security NO: 13-3605971
                                                        ----------




Both Parties hereby agree:

X Buyer will not sell shares for at least 6 months;

X Seller (Adatom) agrees to Unlimited Piggyback Rights

/s/ HOWARD CURD                       /s/ RICHARD S. BARTON
---------------                       ---------------------
    Howard Curd                           Richard S. Barton


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



         Subscriber has executed this Agreement as of the date written below.

SUBSCRIBER MUST COMPLETE THE FOLLOWING (PLEASE PRINT):

I.       PART I - GENERAL INFORMATION

Name of Subscriber (Print):
                           -----------------------------------------------------
Number of Shares subscribed for:    150,000 voting Shares

Total Subscription Price ($      x Number of Shares Subscribed for)  $
                           -----                                      ----------
         Minimum Purchase:          Shares ($        ) (subject to Company's
                            -------          --------
                                             right to accept lesser amount)

Form of Subscriber (check one):  Individual      Corporation  X    Trust
                                            ---              ---         ---

Other (specify):
                 ---------------------------------------------------------------

If an Entity, Names of Individual Equity Owners:
                                                 ----

--------------------------------------------------------------------------------

Address of Residence       SAME
                           ----
  (or entity's principal office)                     Street or P.O. Box Number

------------------------------------------------------------------------------
                  City                          State              Zip


Telephone number:  (       )
                    ------- -------------------------

Mailing address (if different):
                               -------------------------------------------------
                                           Street or P.O. Box Number

--------------------------------------------------------------------------------
                  City                          State              Zip

Attention:
           ---------------------------------------------------------------------

Social Security Number or
Tax Identification Number  13-3605971
                           -----------------------------------------------------



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


PART II - ACCREDITED INVESTOR REPRESENTATION

         Subscriber is an accredited investor under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the "Securities Act") for the following reasons. (Please initial each of the statements below which are applicable to Subscriber named above):

       _________ Subscriber is a natural person whose individual net worth, or joint net worth with that person's spouse at the time of his/her purchase, exceeds $1,000,000.

       _________ Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects the same or greater income level in the current year.

       _________  Subscriber is a bank, savings and loan association, registered
broker-dealer,   insurance  company,   investment   company,   private  business
development company, or licensed small business investment company.

       _________  Subscriber  is  an  employee  benefit  plan  established   and
maintained by a state, its political subdivision, or their agencies if such plan has total assets in excess of $5,000,000.

       _________ Subscriber is a self-directed employee benefit or pension plan, with investment decisions made solely by persons who are accredited investors.

       _________ Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the purpose of acquiring the Shares, whose total purchase is directed by a financially sophisticated person.

       _________  Subscriber is a director or executive officer of the Company.

       _________ Subscriber is a charitable or other organization described in 501(c)(3) of the Internal Revenue Code, or any corporation, partnership, or business trust, not formed for the purpose of acquiring the Shares, with total assets in excess of $5,000,000.

       ___X______ Subscriber is an entity in which all of the equity owners are accredited investors.



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


PART III - SIGNATURE

         To the best of my knowledge and belief, the above information supplied by me is true and correct in all respects, and I am aware and intend that Adatom.Com, Inc., may rely upon such information to determine the subscriber's suitability as an investor in the Shares.



Date: September 14, 2000               /s/ HOWARD CURD
                                       ----------------------------------------
                                       Signature of Subscriber (indicate title,
                                       if applicable)


Date:                   , 2000
     ------------------                ----------------------------------------
                                       Signature of Subscriber (indicate title, if applicable)







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


                                   ACCEPTANCE

         The Company hereby accepts the foregoing Subscription as to 150,000 Shares as of the date set forth immediately below.

                                            ADATOM.COM, INC.


Date: September 14,  2000                   BY: /s/ RICHARD S. BARTON
                                            ------------------------------------

                                            Its:
                                                --------------------------------








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